                                                                   EXHIBIT 10.24


HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================

                    HERBALIFE INTERNATIONAL OF AMERICA, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE SEPTEMBER 1, 1997

                                     PURPOSE

        The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees of Herbalife International of America, Inc., a California corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                                    ARTICLE 1
                                   DEFINITIONS

        For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

        1.1 "Actuarial Equivalent" shall mean an actuarial equivalent value of an amount payable in a different form or at a different date computed on the basis of a discount rate equal to the long term "applicable federal rate," as defined in Section 1274(d) of the Code, compounded quarterly. As the Plan Administrator deems necessary, in its sole discretion, such actuarial assumptions may be adjusted from time to time, and no Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted actuarial assumption.

        1.2 "Beneficiary" shall mean the individual designated, in accordance with Article 9, that is entitled to receive benefits under this Plan upon the death of a Participant.

        1.3 "Beneficiary Designation Form" shall mean the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate a Beneficiary.

        1.4 "Board" shall mean the board of directors of the Company.

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


        1.5 "Cause" shall mean the commission of an act of moral turpitude against the business, reputation or interests of the employer, which act results in the conviction of a felony pursuant to the laws of the State of California, or a material failure to comply with a reasonable written direction of the Board and failure to so comply (to the best of the Participant's ability) within a reasonable time after receiving written notice to do so.

        1.6 "Change in Control" shall mean the occurrence of any of the following:

                      (A) Any "Person" or "Group" (as such terms are defined in
               Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder) is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

               (B) The individuals who, as of the date hereof, are members of the Board (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.



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HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


               (C) The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or
               (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause
               (y) above in this subparagraph (C) (a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (A) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (C) if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (C) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (C).

        1.7 "Claimant" shall have the meaning set forth in Section 8.1.

        1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        1.9 "Company" shall mean Herbalife International of America, Inc., a California corporation.

        1.10 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's group long term disability plan or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Plan Administrator. If the Participant's Employer does



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HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


not sponsor such a plan, Disability shall be determined by the Plan Administrator in its sole discretion.

        1.11 "Early Retirement" shall mean a Participant ceasing to be an employee of all Employers on or after his or her attainment of both age fifty-five (55) and ten (10) Years of Service for any reason other than a leave of absence, Normal Retirement, death, Disability or Termination of Employment.

        1.12 "Employer(s)" shall mean the Company and any subsidiaries of the Company that have been selected by the Board to participate in the Plan.

        1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        1.14 "Final Average Compensation" shall mean the average of a Participant's Compensation for his or her five (5) calendar years of employment, whether or not consecutive, during his or her final ten (10) calendar years of employment which would yield the highest average. The Participant's Compensation for the calendar year in which the event that entitled the Participant to a distribution of benefits under this Plan occurred shall be determined by annualizing such Participant's monthly Compensation for such year on the basis of a twelve (12) month year. If, when the event occurs that entitles the Participant to a distribution of benefits under this Plan, (a) the Participant has completed more than five (5) but less than ten (10) calendar years of employment, all of such Participant's calendar years of employment shall be counted in lieu of such Participant's final ten (10) calendar years of employment, and (b) if the Participant has not completed five (5) calendar years of employment, such Participant's entire period of employment shall be counted, with the monthly Compensation for any calendar year in which the Participant does not complete twelve (12) months of employment being annualized on the basis of a twelve (12) month year. For purposes of the preceding definition, "Compensation" shall mean the annual base salary, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 or 401(k) plans of any Employer, but excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, and automobile allowances paid to a Participant for employment services rendered to any Employer, and other fringe benefits.

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


        1.16 "Normal Retirement" shall mean a Participant ceasing to be an employee of all Employers on or after the attainment of age sixty-five (65) for any reason other than a leave of absence, death, Disability or Termination of Employment.

        1.17 "Participant" shall mean any employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement and a Beneficiary Designation Form, (iv) whose signed Plan Agreement Form and Beneficiary Designation Form are accepted by the Plan Administrator, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated.

        1.18 "Plan" shall mean the Company's Supplemental Executive Retirement Plan, which shall be evidenced by this instrument and by each Plan Agreement, as amended from time to time.

        1.19 "Plan Administrator" shall mean the plan administrator described in
Article 7.

        1.20 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Plan Administrator shall govern such entitlement. Plan Agreements shall contain such terms and conditions as the Plan Administrator may deem appropriate, and need not be uniform among Participants.

        1.21 "Plan Year" shall, for the first Plan Year, begin on September 1, 1997, and end on December 31, 1997. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31.

        1.22 "Retirement" or "Retires" shall mean, in each instance, Early Retirement or Normal Retirement, as the case may be.

        1.23 "SERP Benefit" shall mean a sixty (60) equal quarterly installments, commencing at age sixty-five (65), each of which shall equal one-quarter (1/4th) of the product of (a) .0175, (b) the number of the Participant's Years of Service up to a maximum of twenty (20) Years of Service, and (c) the Participant's Final Average Compensation.



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

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================



        1.24 "Termination of Employment" shall mean a Participant ceasing to be an employee of all Employers, voluntarily or involuntarily, but shall exclude cessation of employment with all Employers as a result of Normal Retirement, Early Retirement, death or Disability.

        1.25 "Trust" shall mean the trust established pursuant to that certain Herbalife Master Trust Agreement For Deferred Compensation Plans, dated as of January 1, 1996, between the Company and Imperial Trust Company, as amended from time to time.

        1.26 "Vested" shall mean that portion of a Participant's benefits under this Plan in which the Participant has a nonforfeitable right or vested interest as determined in accordance with Article 3 below.

        1.27 "Waiting Period Requirement" shall mean both (i) the attainment of age twenty-one (21) and (ii) a Participant's continued employment for an Employer for ninety (90) days after the Participant's date of hire.

        1.28 "Years of Service" shall mean (a) with respect to Participants who participate in this Plan as of September 1, 1997, the total number of full years in which a Participant has been continuously employed by one or more Employers, and (b) with respect to Participants whose participation commences after September 1, 1997, the total number of full years in which a Participant has been both continuously employed by one or more Employers and a Participant in this Plan. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the employee's date of hire and that, for any subsequent year, commences on an anniversary of that hiring date. The Plan Administrator may, in its sole discretion, credit a Participant with any partial year of employment. Periods during which an employee is on a paid leave of absence or suffers from a Disability shall be deemed to be periods of continuous employment. The Plan Administrator may, in its sole discretion, credit a Participant with additional Years of Service as of his or her date of hire or commencement of participation in this Plan.

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


                                    ARTICLE 2
                                   ELIGIBILITY

        2.1 SELECTION BY PLAN ADMINISTRATOR. Participation in the Plan shall be limited to a select group of management and highly compensated employees of the Employers who have met the Waiting Period Requirements. From that group, the Plan Administrator shall select, in its sole discretion, employees to participate in the Plan.

        2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected employee shall complete, execute and return to the Plan Administrator a Plan Agreement and a Beneficiary Designation Form. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

        2.3 COMMENCEMENT OF PARTICIPATION. Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, that employee shall commence participation in the Plan on the date specified by the Plan Administrator. If a selected employee fails to meet all such requirements prior to that date, that employee shall not be eligible to participate in the Plan until the completion of those requirements.


                                    ARTICLE 3
                                     VESTING

        3.1 IN GENERAL. Except as provided in Sections 3.2, 3.3, or 9.4 below, each Participant shall have a nonforfeitable right or vested interest in his or her SERP Benefit according to the following vesting schedule:

               Years of Service                    Vested Percentage
               ----------------                    -----------------
               Less than     5                              0%
                             5                             20%
                             6                             40%
                             7                             60%
                             8                             80%
                             9                            100%



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

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


        3.2 FULL VESTING IN CERTAIN CASES. Notwithstanding Section 3.1 above, but subject to Sections 3.3 and 9.4 below, a Participant, or his or her Beneficiary in the case of a survivor benefit, shall have a nonforfeitable right or vested interest in the Participant's SERP Benefit upon a Change in Control of the Company or upon the Participant's Early Retirement, Normal Retirement, death or Disability.

        3.3 FORFEITURE IF CAUSE. Notwithstanding Sections 3.1 and 3.2 above, the Plan Administrator may determine, in its sole discretion, that a Participant shall have a vested interest of zero (0) in his or her SERP Benefit if his or her Termination of Employment was for Cause, or if Cause existed during his or her employment by the Company.

                                    ARTICLE 4
                                    BENEFITS

        4.1 ELIGIBILITY FOR, AND PAYMENT OF, BENEFITS. Subject to the provisions of Sections 4.2, 4.3, 4.4, 4.5, and 4.6:

               (A) RETIREMENT OR DISABILITY BENEFIT. If a Participant Retires or suffers a Disability, he or she shall receive the Actuarial Equivalent of his or her Vested SERP Benefit paid in the form of sixty (60) equal quarterly installments commencing within ninety (90) days after such Retirement or Disability. If the Participant dies before receiving all of such installments, the lump sum Actuarial Equivalent of the remaining installments shall be paid to his or her Beneficiary as soon as administratively feasible after his or her death. Notwithstanding the foregoing, if the lump sum Actuarial Equivalent of a Participant's Vested SERP Benefit on the date of his or her Retirement or Disability is less than twenty five thousand dollars ($25,000.00), the Plan Administrator may, in its sole discretion, cause such Vested SERP Benefit to be paid in the form of one lump sum within ninety (90) days after the date of such Retirement or Disability.

               (B) SURVIVOR'S BENEFIT. If a Participant dies prior to his or her Termination of Employment, Disability or Retirement, or after such Termination of Employment, Disability or Retirement but before receiving any benefit payments, the Participant's Beneficiary shall receive the Actuarial Equivalent of the Participant's Vested SERP Benefit paid in the form of one lump sum within ninety (90) days after the date of death.



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HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================



               (C) TERMINATION BENEFIT. If a Participant experiences a Termination of Employment prior to his or her death, Disability or Retirement, he or she shall receive the Actuarial Equivalent of his or her Vested SERP Benefit paid in the form of one lump sum within ninety (90) days after such Termination of Employment.

               (D) CHANGE IN CONTROL BENEFIT. Within sixty (60) days after a Change in Control of the Company, (a) each Participant and Beneficiary who has not received any payments under Sections 4.1(a), (b), or (c) shall receive the Actuarial Equivalent of his or her Vested SERP Benefit paid in the form of one lump sum, and (b) each Participant or Beneficiary who has received some but not all of the installments referred to in Section 4.1(a) shall receive the Actuarial Equivalent of the remaining installments in one lump sum.

               (E) WITHDRAWAL ELECTION. A Participant or his or her Beneficiary, as the case may be, may elect, at any time, whether before or after he or she commences to receive benefit payments under this Plan, to receive those payments in a lump sum, based on the Actuarial Equivalent of his or her Vested SERP Benefit remaining unpaid at the time of such election less a 10% penalty (as described below) (the net amount shall be referred to as the "Benefit Amount"). No election partially to accelerate benefits shall be allowed. The Participant shall make this election by giving the Plan Administrator advance written notice of the election in a form determined from time to time by the Plan Administrator. The penalty shall be equal to ten percent (10%) of the Participant's remaining Vested SERP Benefit, determined on an Actuarial Equivalent basis. The Participant or Beneficiary shall be paid the Benefit Amount within sixty (60) days of his or her election. Once the Benefit Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future.

               (F) PLAN ADMINISTRATOR DISCRETION. Upon the request of a Participant or Beneficiary, the Plan Administrator, in its sole discretion and consistent with its established procedures and rules, may consider other forms of benefit payments, or the timing of benefit payments, as it deems necessary and prudent under the circumstances.

        4.2 BENEFITS CONDITIONED ON RELEASE. Payment of benefits under Section 4.1 shall be conditioned on the prior execution by

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


the Participant or Beneficiary of a release of claims against the Company or the Employer (including, but not limited to, discrimination claims based on age, gender, race, and similar factors), in form and substance satisfactory to the Plan Administrator.

        4.3 EFFECT OF CAUSE. Payment of benefits under Section 4.1 is conditioned on the absence of Cause, and, if the Plan Administrator so determines in its sole discretion, no benefits shall be payable under this Plan if Cause exists. Without limiting the generality of the foregoing, if, after a Participant's Termination of Employment, Retirement, death, or Disability, the Employer discovers that Cause existed during such Participant's employment by the Employer, the Company and the Employer shall be entitled to refrain from making any payments under this Plan to such Participant or to his or her Beneficiary, and to recover any payments theretofore made.

        4.5 LIMITATION ON BENEFITS. Notwithstanding the foregoing provisions of this Article 4, in no event shall a Participant or his or her Beneficiary receive any benefit which would not be deductible to the Company or the Employer under Section 162(m) of the Internal Revenue Code of 1986, as amended. Any benefits which would exceed the limits on deductible compensation under such
Section 162(m) shall be deferred until the earliest time when they could be paid without exceeding such limits.

        4.6 EXCISE TAX LIMITATION. Notwithstanding anything contained in this Plan to the contrary, in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) to a Participant or for a Participant's benefit paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise in connection with, or arising out of, a Change of Control, or any other event which constitutes a "change in control" within the meaning of Section 280G of the Code (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the benefits payable under this Plan shall be reduced (but not below zero), but only to the extent necessary so that no portion of the Payments shall be subject to the excise tax imposed by Section 4999 of the Code (the "Section 4999 Limit"). Unless otherwise determined by the Plan Administrator in its discretion, the Company shall reduce or eliminate the benefits payable under this Plan by first reducing or eliminating those benefits beginning with benefits which are to be paid the

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


farthest in time from the Determination (as hereinafter defined).

        (a) All determinations required to be made under this Section 4.6 (each, a "Determination") shall be made, at the Company's expense, by a nationally recognized accounting firm designated by the Company and reasonably acceptable to the Participant (the "Accounting Firm"). The Accounting Firm shall provide its calculations, together with detailed supporting documentation, both to the Company and to the Participant when requested by the Company or the Participant (in either case provided that the Company or the Participant believe in good faith that any of the Payments may be subject to the Excise Tax); provided, however, that if the Accounting Firm determines that no Excise Tax is payable by the Participant with respect to a Payment or Payments, it shall furnish the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) calendar days of the delivery of the Determination to the Participant, the Participant shall have the right to dispute the Determination (the "Dispute"). The existence of any Dispute shall not in any way affect the Participant's right to receive the benefits under this Plan in accordance with the Determination. If there is no Dispute, the Determination by the Accounting Firm shall be final, binding and conclusive upon the Company and the Participant, subject to the application of Section 4.6(b).

        (b) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments either will have been made or will not have been made by the Company, in either case in a manner inconsistent with the limitations provided in this Section 4.6 (an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to (i) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (ii) an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Participant made on the date the Participant received the Excess Payment and the Participant shall repay the Excess Payment to the Company on demand, together with interest on the Excess Payment at one hundred twenty percent (120%) of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually from the date of the Participant's receipt of such Excess



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

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


Payment until the date of such repayment. If it is determined (i) by the Accounting Firm, the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Participant's satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Participant within ten (10) calendar days of such determination or resolution, together with interest on such amount at one hundred twenty percent (120%) of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the Participant pursuant to the terms of this Plan or otherwise, but for the operation of this
Section 4.6, until the date of payment.

        4.7 COMPETITION OR USE OF CONFIDENTIAL MATERIAL. Payment of benefits under Section 4.1 is conditioned on the absence of Competition or Misuse of Confidential Material (as such terms are defined below) by the Participant. Without limiting the generality of the foregoing, if, during the time when a Participant or his Beneficiary would otherwise be entitled to receive benefits under this Section 4.1, the Participant Competes or Misuses Confidential Material, the Company and the Employer shall be entitled to refrain from making any payments under this Plan to such Participant or his or her Beneficiary, and to recover any payments theretofore made. The provisions of this Section 4.7 shall not prejudice or limit any rights the Company or the Employer may have to legal or equitable relief for such Competition or Misuse of Confidential Material. If, at the time of enforcement of this Section 4.7, an arbitrator (or court) should hold that the duration or scope of the restrictions stated herein are unreasonable under the circumstances then existing, the maximum duration or scope which is reasonable under such circumstances shall be substituted for the stated duration or scope. Similarly, if, at the time of enforcement, an arbitrator (or court) should hold that the area of the restriction stated herein is unreasonable under the circumstances then existing, the maximum area which is reasonable under such circumstances shall be substituted for the stated area.

        (a) For purposes of this Plan, a Participant engages in "Competition," or "Competes" with the business of the Company or an Employer if he or she (i) directly or indirectly engages in, or owns any interest in, any corporation, partnership,



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


HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


proprietorship, firm or association which engages in any county in the business in which the Company or such Employer engages in such county (all such entities other than the Company and the Employers are hereinafter referred to as "Competitors"), (ii) is employed by (as an employee, consultant, agent, independent contractor, director, or otherwise), operates, joins, controls, or otherwise participates in any Competitor, (iii) lends credit or money for the purpose of assisting another to establish or operate any Competitor, (iv) requests, advises, influences, or induces (or attempts to influence or induce) any present or future customer, supplier, licensee, or other person or entity with a business relationship with the Company or an Employer to withdraw, curtail, or cancel its business with the Company or such Employer, or (v) requests, advises, induces or influences (or attempts to induce or influence) any person who is engaged (as an employee, consultant, agent, independent contractor, director or otherwise) by the Company or any Employer to terminate such person's employment or engagement. A Participant shall not be deemed to Compete merely by being a passive owner of not more than two percent (2%) of the outstanding shares of any class of stock of a corporation which is publicly traded, so long as the Participant does not serve such company in any capacity whether as a board member or otherwise, and the Participant has no active participation in the business of such corporation or any of its subsidiaries or affiliates.

        (b) For purposes of this Plan, a Participant "Misuses" Confidential Material if the Participant directly or indirectly, for any reason whatsoever except in the performance of the Participant's duties to the Company or the Employer, uses or discloses such Confidential Material, or refuses or fails promptly to deliver to the Company or the Employer, upon request of the Company or the Employer, any and all of the Confidential Material and copies thereof in the Participant's possession or under the Participant's control. Notwithstanding the foregoing, disclosure of Confidential Material shall not constitute "Misuse" if the Confidential Material (i) has been publicly disclosed or was within the Participant's possession prior to its being furnished to the Participant by the Company or the Employer or becomes available to the Participant on a nonconfidential basis from a third party (in any of such cases, not due to a breach by the Participant of the Participant's obligations to the Company or the Employer or by breach of any other person of a confidential or fiduciary obligation), (ii) is required to be disclosed by the Participant pursuant to applicable law, and the Participant provides notice to the



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


HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


Company and the Employer of such requirement as promptly as possible, or (iii) was independently acquired or developed by the Participant without violating any of the Participant's obligations to the Company or the Employer and without relying on Confidential Material.

        (c) For purposes of this Plan, "Confidential Material" means confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, data, specifications and processes presently owned or at any time hereafter developed by the Company or an Employer or their agents or consultants or used presently or at any time hereafter in the course of their business, that are not otherwise part of the public domain.

        4.8 WITHHOLDING AND PAYROLL TAXES. The Employers shall withhold from any and all benefits paid under this Article 4, or, in the discretion of the Employers, from any compensation or other amounts owing to a Participant or Beneficiary, all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Employers.


                                    ARTICLE 5
               TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN

        5.1 TERMINATION. Each Employer reserves the right to terminate the Plan at any time with respect to its participating employees by the actions of its board of directors. The termination of the Plan shall not adversely affect any Participant or his or her Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Employer shall have the right to accelerate payments by paying the Actuarial Equivalent value of such payments. For all other Participants, upon the termination of the Plan, all Plan Agreements shall terminate and the Actuarial Equivalent of a Participant's Vested SERP Benefit shall be paid out in a lump sum.

        5.2 AMENDMENT. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to its participating employees by the actions of its board of



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Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


directors; provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant's then Vested SERP Benefit, determined on an Actuarial Equivalent basis. The amendment or modification of the Plan shall not affect any Participant or his or her Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Actuarial Equivalent value of such payments either in a lump sum or in some other accelerated form of payment.

        5.3 TERMINATION OF PLAN AGREEMENT. Absent the earlier termination, modification or amendment of the Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the applicable Vested SERP Benefit as provided under Article 4.


                                    ARTICLE 6
                          OTHER BENEFITS AND AGREEMENTS

        The benefits provided for a Participant under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employers. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


                                    ARTICLE 7
                           ADMINISTRATION OF THE PLAN

        7.1 PLAN ADMINISTRATOR DUTIES. This Plan shall be administered by a Plan Administrator, which shall consist of the Compensation Committee of the Board, or such other committee of at least three (3) members as the Board may appoint. Members of the Plan Administrator may be Participants under this Plan. The Plan Administrator shall have the full and sole discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan, (ii) decide or resolve any and all questions arising in connection with the interpretation, enforcement, administration, and operation of this Plan, and (iii) determine the entitlement of Participants and Beneficiaries to benefits hereunder, and compute the amount of such benefits. The Plan Administrator is



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HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


the "administrator" of this Plan within the meaning of Section 3(36) of ERISA and the "named fiduciary" of this Plan within the meaning of Section 402 of ERISA. Attached hereto as Exhibit "B" is a statement of the Participants' rights under ERISA.

        7.2 AGENTS. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to any Employer.

        7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

        7.4 INDEMNITY OF PLAN ADMINISTRATOR. All Employers shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

        7.5 EMPLOYER INFORMATION. To enable the Plan Administrator to perform its functions, each Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.


                                    ARTICLE 8
                                CLAIMS PROCEDURES

        8.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with



                                      -16-



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HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

        8.2 NOTIFICATION OF DECISION. The Plan Administrator shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

               (i) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

               (ii) that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the
Claimant:

                      (1) the specific reason(s) for the denial of the claim, or any part of it;

                      (2)    specific reference(s) to pertinent
provisions of the Plan upon which such denial was based;

                      (3) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;
and

                      (4) an explanation of the claim review procedure set forth in Section 8.3 below.

        8.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

                (i)   may review pertinent documents;

               (ii) may submit written comments or other documents; and/or



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HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


              (iii) may request a hearing, which the Plan Administrator, in its sole discretion, may grant.

        8.4 DECISION ON REVIEW. The Plan Administrator shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

                (i)   specific reasons for the decision;

               (ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

              (iii) such other matters as the Plan Administrator deems relevant.

        8.5 ARBITRATION. A Claimant's compliance with the foregoing provisions of this Article 8 is a mandatory prerequisite to a Claimant's right to commence any arbitration proceeding with respect to any claim for benefits under this Plan.


                                    ARTICLE 9
                             BENEFICIARY DESIGNATION

        9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

        9.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Plan Administrator or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. If the

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator, must be signed by that Participant's spouse and returned to the Plan Administrator. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to his or her death.

        9.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

        9.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be forfeited.

        9.5 DOUBT AS TO BENEFICIARY. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Administrator shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Plan Administrator's satisfaction.

        9.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Plan Administrator from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


                                   ARTICLE 10
                                      TRUST

        10.1 ESTABLISHMENT OF THE TRUST. The Company shall establish the Trust. The Employers shall transfer over to the

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


Trust such assets, if any, as the Employers determine, in their sole discretion.

        10.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                   ARTICLE 11
                                   ARBITRATION

        Except as provided in Section 4.7, arbitration shall be the exclusive remedy for resolving any dispute or controversy between any Employer and any employee, Participant or Beneficiary, including, but not limited to, any dispute regarding an employee's status as a Participant, a Participant's employment or the termination of a Participant's employment or any dispute regarding the application, interpretation or validity of this Plan not otherwise resolved through the claims procedure set forth in Article 8. Such arbitration shall be conducted in accordance with the then most applicable rules of the American Arbitration Association. The arbitrator shall be empowered to grant only such relief as would be available in a court of law. In the event of any conflict between this Agreement and the rules of the American Arbitration Association, the provisions of this Agreement shall be determinative. If the parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list designated by the office of the American Arbitration Association having responsibility for the city in which the employee, Participant or Beneficiary last resided while employed by the Employer of seven arbitrators, all of whom shall be retired judges who are actively involved in hearing private cases or members of the National Academy of Arbitrators. If the parties are unable to agree upon an arbitrator from such list, they shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator. The fees and expenses of the arbitrator shall initially be borne

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


equally by the parties; provided, however, that each party shall initially be responsible for the fees and expenses of its own representatives and witnesses. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The prevailing party in the arbitration proceeding, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to the extent provided by law to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses and reasonable attorney's fees.

                                   ARTICLE 12
                                  MISCELLANEOUS

        12.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

        12.2 EMPLOYER'S LIABILITY. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

        12.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.



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HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


        12.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

        12.5 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

        12.6 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

        12.7 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

        12.8 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflict of laws principles.

        12.9 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

        12.10 NOTICE. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be

HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                      Herbalife International of
                      America, Inc.
                      1800 Century Park East
                      Los Angeles, California 90067
                      Attn: _________________________

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

        12.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's Beneficiary.

        12.12 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

        12.13 INCOMPETENT. If the Plan Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Plan Administrator may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

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HERBALIFE INTERNATIONAL OF AMERICA, INC.
Supplemental Executive Retirement Plan
Master Plan Document
================================================================================


        12.14 COURT ORDER. The Plan Administrator is authorized to make any payments directed by court order in any action in which the Plan or Plan Administrator has been named as a party.

        12.15 DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Plan Administrator for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which the Plan Administrator may grant or refrain from granting in its sold discretion, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed the lump sum Actuarial Equivalent of the Participant's unpaid Vested SERP Benefit). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

        IN WITNESS WHEREOF, the Company has executed this Plan document on ______________, 1998, to be effective as of September 1, 1997.


                                    "Company"

                                    HERBALIFE INTERNATIONAL OF AMERICA,
                                    INC., a California corporation



                                    By:
                                        ----------------------------------
                                    Title:
                                           -------------------------------